EXECUTION

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Servicer

and

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

and

AURORA LOAN SERVICES LLC,

as Master Servicer

BNC Mortgage Loan Trust 2007-4,
Mortgage Pass-Through Certificates, Series 2007-4

SECURITIZATION SERVICING AGREEMENT

Dated as of December 1, 2007

i

EXHIBITS

EXHIBIT A-1	MORTGAGE LOAN SCHEDULE
EXHIBIT A-2	ELIGIBLE QUALIFIED FRAMEWORK MORTGAGE LOAN SCHEDULE
EXHIBIT B	CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT C	ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT D-1	FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT D-2	STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT
EXHIBIT D-3	FORM OF LOAN LOSS REPORT
EXHIBIT D-4	FORM OF MODIFIED LOAN REPORT
EXHIBIT E	FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR, THE TRUSTEE AND THE MASTER SERVICER BY THE SERVICER
EXHIBIT F	TRUST AGREEMENT FOR BNC MORTGAGE LOAN TRUST 2007-4
EXHIBIT G	FANNIE MAE GUIDE NO. 95-19
EXHIBIT H	FORM OF POWER OF ATTORNEY
EXHIBIT I	SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE
EXHIBIT J	TRANSACTION PARTIES
EXHIBIT K	FORM OF ANNUAL OFFICER’S CERTIFICATE
EXHIBIT L	SUBSERVICED MORTGAGE LOAN SCHEDULE

This SECURITIZATION SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of December, 2007, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Servicer”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”) and acknowledged by WELLS FARGO BANK, N.A., as trustee (the “Trustee”) under the Trust Agreement (as defined herein), recites and provides as follows:

WITNESSETH:

WHEREAS, Chase Manhattan Mortgage Corporation (“CMMC”) and Lehman Brothers Bank, FSB (the “Bank”) are parties to a flow servicing agreement, dated as of October 1, 2004, (the “Bank Flow Servicing Agreement”), pursuant to which CMMC services certain mortgage loans identified on Exhibit A hereto (the “Bank Mortgage Loans”).

WHEREAS, BNC Mortgage LLC (formerly known as BNC Mortgage, Inc.) (“BNC”) and the Servicer are parties to a Flow Interim Servicing Agreement dated as of October 1, 2006 (the “BNC Flow Interim Servicing Agreement”) pursuant to which the Servicer subservices certain mortgage loans for BNC identified on Exhibit L hereto (the “Subserviced Mortgage Loans” and together with the Bank Mortgage Loans, the “Mortgage Loans.”).

WHEREAS, the Bank acquired the Subserviced Mortgage Loans from BNC pursuant to a Flow Purchase and Warranties Agreement dated as of March 1, 2002 and as amended on December 16, 2002 and as further amended on June 2, 2003, at which time BNC assigned its interest solely as it relates to the Subserviced Mortgage Loans in the BNC Flow Interim Servicing Agreement to the Bank.

WHEREAS, prior to January 1, 2005, CMMC merged with and into Chase Home Finance, LLC (“Chase Home Finance”) with Chase Home Finance being the surviving entity;

WHEREAS, effective January 1, 2005, Chase Home Finance assigned to the Servicer and the Servicer assumed all the rights, duties and obligations of Chase Home Finance under the Bank Flow Servicing Agreement with respect to the Bank Mortgage Loans and servicing rights transferred to Chase Home Finance in connection therewith after January 1, 2005;

WHEREAS, pursuant to an Assignment Assumption and Recognition Agreement dated as of January 1, 2005 among the Seller, the Bank, Chase Home Finance and the Servicer, the Seller and the Bank each recognized and consented to the assignment to, and assumption of, the Bank Flow Servicing Agreement by the Servicer;

WHEREAS, Chase Home Finance and the Servicer have entered into a subservicing agreement, dated as of January 1, 2005, pursuant to which Chase Home Finance will subservice the Bank Mortgage Loans on behalf of the Servicer, but with the Servicer remaining ultimately liable for the servicing of the Mortgage Loans;

WHEREAS, pursuant to (A) an Assignment and Assumption Agreement, dated as of December 1, 2007 (the “Assignment and Assumption Agreement”) or (B) certain bills of sale (the “Bills of Sale,” and together with the Assignment and Assumption Agreement, the “Assignment Agreements”), the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the Mortgage Loans currently serviced under the Bank Flow Servicing Agreement and assumed for the benefit of the Servicer and the Bank the rights and obligations of the Bank as owner of the Bank Mortgage Loans and Subserviced Mortgage Loans under the Bank Flow Servicing Agreement and the BNC Flow Interim Servicing Agreement, respectively;

WHEREAS, on the Closing Date, the Seller intends to convey the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn will convey the Mortgage Loans to Wells Fargo Bank, N.A. (the “Trustee”) under a trust agreement dated as of December 1, 2007 (the “Trust Agreement”), among the Trustee, the Depositor, the Master Servicer, and Risk Management Group, LLC, as credit risk manager (the “Credit Risk Manager”);

WHEREAS, the Seller desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein;

WHEREAS, the Seller and the Servicer agree that the provisions of the Bank Flow Servicing Agreement and the BNC Flow Interim Servicing Agreement shall not apply to the related Bank Mortgage Loans and Subserviced Mortgage Loans, respectively, for so long as such related Mortgage Loans remain subject to the provisions of the Trust Agreement;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P and the Class X Certificates, will be issued on the Closing Date pursuant to the Trust Agreement and Lehman Brothers Inc. is expected to privately place the Class X and Class P Certificates, as well as other classes of Certificates, with a third party investor;

WHEREAS, subsequent to the Closing Date, the holder of the Class X and Class P Certificates may convey all of its rights, title and interest in and to the Class P and the Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or other special purpose entity in which it will hold the sole equity interest, which owner trust or other special purpose entity would issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue one or more insurance policies guaranteeing certain payments under any such NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto;

WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding the Seller’s rights to terminate the rights and obligations of the Servicer hereunder, and the Seller’s obligations pursuant to Section 9.02, all of which rights and obligations will remain with the Seller or be delegated to or assumed by the Master Servicer) to the Depositor and the Depositor will assign all of the rights (but not the obligations, except as provided in the Trust Agreement) hereunder to the Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows:

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Securitization Servicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans, excluding the Chase Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

ASF Framework: The American Securitization Forum Statement of Principles, Recommendations and Guidelines for a Structured Finance and Loss Avoidance Framework for Securitized Subprime Adjustable Rate Mortgage Loans dated December 6, 2007.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Trustee or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Bank: Lehman Brothers Bank, FSB

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado, California, Minnesota, Maryland, Arizona, Texas, Ohio or Colorado are authorized or obligated by law or executive order to be closed.

Capitalization Reimbursement Amount: As defined in Section 3.01.

Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04 of the Trust Agreement.

Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02 of the Trust Agreement.

Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

Chase Servicing Fee: With respect to each Due Period and any Subserviced Mortgage Loan, an amount equal to the sum of (a) one-twelfth the product of (i) the Chase Servicing Fee Rate and (ii) the Scheduled Principal Balance of the Subserviced Mortgage Loan as of the related Determination Date. The Chase Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

Chase Servicing Fee Rate: With respect to any Subserviced Mortgage Loan, as mutually agreed upon in writing between the Servicer, the Seller and the Master Servicer. With respect to any other Mortgage Loan serviced under this Agreement, the General Servicing Fee Rate.

Closing Date: January 8, 2008.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01 of the Trust Agreement.

Combined Loan-to-Value Ratio: As to any Second Lien Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Corporate Trust Office: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business with respect to this Agreement and the Trust Agreement shall be administered, which office at the date hereof is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Service Manager - BNC 2007-4, provided that for purposes of surrender of Certificates and final payment thereon the Trustee’s Corporate Office shall be Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BNC 2007-4.

Credit Risk Manager: Risk Management Group, LLC, and its successors and assigns.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

Custodial Agreement: The custodial agreement relating to the custody of the Mortgage Loans, between the Custodian and the Trustee, as acknowledged by the Depositor, the Master Servicer and the Servicer, dated as of December 1, 2007.

Custodian: Deutsche Bank National Trust Company and its successors in interest and assigns.

Cut-off Date: December 1, 2007.

DBRS: DBRS, Inc. or any successor in interest.

Delinquent: For reporting purposes, a Mortgage Loan is “Delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is not such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor: Structured Asset Securities Corporation, or any successor in interest.

Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is Delinquent in payment for a period of sixty-five (65) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

Distribution Date: Commencing in January 2008, the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.04, with respect to any Mortgage Loan for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loan will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

(i) an institution whose:

(A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-“ by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

(B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (i), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level for up to 30 days if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the outstanding principal balance of the Mortgage Loans at any Determination Date and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency, if so rated or (B) that is acceptable to the NIMS Insurer and would not adversely affect the then current rating by any Rating Agency then rating the Certificates or the NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency, if so rated. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.13.

Escrow Account: The separate account or accounts operated and maintained pursuant to Section 3.05.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any event set forth in Section 8.01.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with Section 3.13.

General Servicing Fee: With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (i) the General Servicing Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan. The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

General Servicing Fee Rate: 0.50% per annum.

HOEPA Claim Loan: A Mortgage Loan that the Mortgagor claims is subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”).

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

LPMI Loan: A Mortgage Loan with a LPMI Policy.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule. An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller or its affiliate, Lehman Brothers Holdings Inc. with respect to some or all of the Mortgage Loans.

Master Servicer: Aurora Loan Services LLC or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

Maximum Rate: With respect to any adjustable rate Mortgage Loan and any Due Period, the maximum Mortgage Interest Rate that may be charged the borrower under the related Mortgage Note.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent (or deferred pursuant to Section 3.01) at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by an Officer’s Certificate of a Servicing Officer delivered to the Master Servicer and, if required, the NIMS Insurer setting forth such determination and a reasonable explanation thereof.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.14.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each mortgage loan subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the General Servicing Fee and the LPMI Fee, if any.

Mortgage Loan Schedule: A schedule of the Bank Mortgage Loans attached hereto as Exhibit A, setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, (ii) whether such Mortgage Loan is subject to an early payment default repurchase obligation, (iii) a data field indicating whether such Mortgage Loan is either a pool 1 or pool 2 Mortgage Loan, (iv) a data field indicating any MERS identification number (if available with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan and (v) a Prepayment Charge Schedule. On the Servicing Rights Transfer Date, the Mortgage Loan Schedule shall be amended to include all the Subserviced Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgage Pool: With respect to each Mortgage Loan, either “pool 1” or “pool 2” as indicated on the Mortgage Loan Schedule, all of the Mortgage Loans indicated as “pool 1” constituting one Mortgage Pool and all of the Mortgage Loans indicated as “pool 2” constituting a separate Mortgage Pool.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

NIM Securities: As defined in the fifteenth Recital to this Agreement.

NIMS Insurer: As defined in the sixteenth Recital to this Agreement.

NIMS Transaction: As defined in the fifteenth Recital to this Agreement.

Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer which, in the reasonable discretion of the Servicer, will not or, in the case of a proposed Servicing Advance, would not, ultimately be recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance would be a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer and, if required, the NIMS Insurer setting forth such determination and a reasonable explanation thereof.

Officer’s Certificate: A certificate signed a Vice President or an assistant Vice President and by an Assistant Treasurers or Assistant Secretary of the Servicer, and delivered to the Seller, the Master Servicer, the Trustee and/or, if required, the NIMS Insurer as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Trustee, the Master Servicer and/or, if required, the NIMS Insurer, but which must be an independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters.

Paying Agent: Any paying agent appointed pursuant to Section 3.08 of the Trust Agreement.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, including any bulk policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule which indicates the amount or method of calculation of the Prepayment Charge and the term during which it is imposed with respect to a Mortgage Loan.

Prepayment Interest Excess Amount: With respect to any Principal Prepayment in full which is applied to the related Mortgage Loan from the first day of the month of any Remittance Date through the fourteenth day of the month of such Remittance Date, all amounts paid in respect of interest on such Principal Prepayment in full. A Prepayment Interest Excess Amount cannot result from a Principal Prepayment in part, but only from a Principal Prepayment in full.

Prepayment Interest Shortfall Amount: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a voluntary Principal Prepayment during the portion of the related Principal Prepayment Period commencing on the first day of the related Principal Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with the repurchase of a Mortgage Loan by the Seller, the Servicer, the NIMS Insurer or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to any Remittance Date and any full Principal Prepayment, the period from the fifteenth (15th) day of the preceding calendar month through the fourteenth (14th) day of the calendar month in which the Distribution Date occurs (except in the case of the January 2008 Distribution Date, for which the related Prepayment Period shall be from December 1, 2007 through January 14, 2008). With respect to any Remittance Date and any partial Principal Prepayment, the calendar month immediately preceding the month of such Remittance Date.

Purchase Price: With respect to any Distressed Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 6.06, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable Mortgage Interest Rate in effect from time to time to the Due Date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid General Servicing Fees or Chase Servicing Fees, as applicable, allocable to such Distressed Mortgage Loan or REO Property.

Qualified Framework Mortgage Loan: The Mortgage Loans identified on Schedule A-2 attached hereto, each of which is a first lien subprime, residential, adjustable rate mortgage loan that (i) has an initial fixed rate period of 36 months or less, (ii) was originated between January 1, 2005 and July 31, 2007 and (iii) has an interest rate reset date between January 1, 2008 and July 31, 2010.

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)  be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)  provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)  provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Servicer;

(iv)  provide that the Servicer’s interest therein shall be transferable to any successor servicer hereunder; and

(v)  provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Custodial Account, as the case may be, not later than the Business Day prior to any Remittance Date.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by applicable law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agency: Each of DBRS and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, agreed upon and designated by the Seller, notice of which designation shall be given to the Trustee, the NIMS Insurer, the Master Servicer and the Servicer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Reduction Act: The Servicemembers Civil Relief Act, as amended, and similar state or local laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date: With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of the month in which such Distribution Date occurs.

REO Disposition: The final sale or other disposition by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.17.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.17.

Residual Certificate: The class or classes of Certificate evidencing the residual interest in the REMIC.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor in interest.

Scheduled Principal Balance:  As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off Date after giving effect to Monthly Payments of principal due on or before such date, whether or not received, minus (ii) all amounts with respect to the Mortgage Loan representing payments received or recoveries of principal or advances in lieu thereof.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second priority lien Mortgage on the related Mortgaged Property.

Seller: Lehman Brothers Holdings Inc. or its successor in interest or assigns.

Seller Remittance Amount: With respect to each Due Period and any Subserviced Mortgage Loan: (1) prior to the Servicing Rights Transfer Date, an amount equal to one-twelfth the product of (a) the Seller Remittance Rate and (b) the outstanding principal balance of the Subserviced Mortgage Loan as of the related Determination Date or (2) after the Servicing Rights Transfer Date, zero. The obligation of the Servicer to pay the Seller Remittance Amount with respect to a Subserviced Mortgage Loan is limited to, and the Seller Remittance Amount is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of the Monthly Payments collected by the Servicer with respect to such Subserviced Mortgage Loan, or as otherwise provided under this Agreement. The Master Servicer shall have no obligation to monitor or enforce the obligation of the Servicer to remit payment of the Seller Remittance Amount to the Seller.

Seller Remittance Rate: With respect to each Subserviced Mortgage Loan prior to the Servicing Rights Transfer Date, the difference (if any) between the General Servicing Fee Rate and the Chase Servicing Fee Rate.

Servicer: JPMorgan Chase Bank, National Association or its successors in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement of administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, (e) LPMI Policy premiums, PMI Policy premiums, fire and hazard insurance coverage and repayment of senior liens, (f) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (g) borrower counseling expenses that are (i) incurred in connection with forbearance arrangements, loan modifications, short sales or other loss mitigation actions with respect to any Mortgage Loan in default or for which default is, in the judgment of the Servicer, reasonably foreseeable and (ii) reasonably determined by the Servicer as likely to have the effect of mitigating losses or maximizing recoveries with respect to such Mortgage Loan. The Servicer shall have no obligation to make any Servicing Advances if the Servicer determines that such Servicing Advances are or would constitute a Nonrecoverable Advance.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Rights Transfer Date: With respect to any Subserviced Mortgage Loan, the date on which the Seller transfers the servicing rights with respect to the Subserviced Mortgage Loan to the Servicer or an affiliate of the Servicer.

Servicing Standard: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust Fund, any person to which the Mortgage Loans may be transferred by the Trustee, (c) without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transaction; (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Servicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or any affiliate of the Servicer has extended to any Mortgagor and (d) in accordance with applicable state, local and federal laws, rules and regulations.

Special Servicer: The person designated by the Seller (with the prior written consent of the Trustee, the Master Servicer and the NIMS Insurer) to assume the servicing of Distressed Mortgage Loans pursuant to Section 8.04 hereof.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans as determined solely by and under the direction or authority of the Servicer or a related Subservicer.

Subservicer: Any Person in the sole determination of the Servicer that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Subserviced Mortgage Loan: Those Mortgage Loans referred to in the second WHEREAS clause in the preamble to this Agreement and listed on the Subserviced Mortgage Loan Schedule at Exhibit L hereto, but only during the period from the Closing Date until the Servicing Rights Transfer Date at which time Exhibit L will be superseded and all the Subserviced Mortgage Loans will be included on the Mortgage Loan Schedule at Exhibit A-1.

Superior Lien: With respect to any Second Lien Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the Second Lien Mortgage Loan.

Termination Fee: The amount that the Seller shall be required to pay to the Servicer as liquidated damages as a result of the Seller terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02 hereof.

Termination Fee Percentage: That certain percentage as agreed to in writing by the Seller and the Servicer.

Termination Rate: That certain rate as agreed to in writing by the Seller and the Servicer.

Trust Agreement: The Trust Agreement dated as of December 1, 2007, among the Trustee, the Master Servicer, the Depositor and the Credit Risk Manager.

Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

Trustee: Wells Fargo Bank, N.A., or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01. Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer as the owner of the servicing rights, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. The Servicing File retained by the Servicer pursuant to this Agreement shall be identified in accordance with the Servicer’s file tracking system to reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02. Books and Records.

(a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

(b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee shall be recorded as to each Mortgage Loan unless instructions to the contrary are delivered to the Servicer and the NIMS Insurer, in writing, by the Trustee. The form of such assignment shall be: “Wells Fargo Bank, N.A., as Trustee of the BNC Mortgage Loan Trust 2007-4.” Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage. Notwithstanding the foregoing, the Servicer shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where the Rating Agencies do not require recordation. The Servicer shall not be responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded or not provided to the Servicer in a timely manner, including, but not limited to, any failure of the Servicer to receive or act on notices related to such Assignment.

(c) Additionally, the Servicer shall prepare and execute any note endorsements relating to any of the Non-MERS Mortgage Loans.

(d) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the General Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 5.03 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

(e) Any out-of-pocket costs incurred by the Servicer pursuant to this Section 2.02 and Section 3.01(a), including any recording or other fees in connection with the Servicer’s obtaining the necessary powers of attorney (and which are specified herein to be an expense of the Seller) shall be reimbursed to the Servicer by the Seller within five (5) Business Days of receipt by the Seller of an invoice for reimbursement. Neither the Trustee nor the Trust Fund shall have any obligation to reimburse the Seller for any such reimbursement made to the Servicer.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

Section 3.01. Servicer to Service.

The Servicer shall service and administer the Mortgage Loans from and after the Closing Date, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with the Servicing Standard.

The Seller and the Servicer additionally agree as follows:

(a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans; (C) prepare for recording or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Trust; (D) pay the recording costs pursuant to Section 2.02 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by the Seller, on behalf of the Depositor, its out-of-pocket costs for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the Seller a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder. The Seller, upon receipt of an invoice, shall reimburse the Servicer within five (5) Business Days.

(b) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in accordance with the Servicing Standard such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, that unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (other than for modifications relating to the Relief Reduction Act), defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), or change the final maturity date on such Mortgage Loan. In connection with a potential modification of any Qualified Framework Mortgage Loan, application of the “streamlined implementation of refinancings and other loss mitigation techniques” set forth in the ASF Framework is hereby deemed to be in accordance with the Servicing Standard. Consistent with the foregoing, the Servicer may, in its discretion extend the due dates for payments due on a Mortgage Note; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such modification, the Servicer shall calculate the Monthly Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Monthly Advances pursuant to Section 4.03 to the extent of such new Monthly Payment. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03; provided that if, in connection with any modification, a Mortgage Loan has been modified to increase its principal balance by the amount of any Monthly Advances or any Servicing Advances previously made by the Servicer on behalf of the related Mortgagor (any such amount, a “Capitalization Reimbursement Amount”), the Servicer may be reimbursed for such Capitalization Reimbursement Amount as provided in Section 3.04. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with a power of attorney in a form similar to Exhibit H hereto (provided that any such power of attorney shall be acceptable to the Trustee), and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of the Servicer under any such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Servicing Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

The Servicer is authorized, without the prior approval of the Master Servicer or the Seller, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such Second Lien Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the interest rate, or in the case of any Superior Lien which is an adjustable rate Mortgage Loan, the applicable Maximum Rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate or the Maximum Rate, as the case may be, on the mortgage loan evidencing the existing Superior Lien immediately prior to the date of such refinancing; and (iii) the Mortgage Loan evidencing the Superior Lien is not subject to negative amortization.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans for other institutional investors, giving due consideration to the Servicing Standard where such practices do not conflict with the requirements of this Agreement.

Section 3.02. Collection and Liquidation of Mortgage Loans.

Continuously from the Closing Date, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Master Servicer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take for other institutional investors under similar circumstances with respect to a similar mortgage loan, (2) shall be consistent with the Servicing Standard, (3) the Servicer shall determine prudently to be in the best interest of the Trust Fund, and (4) is consistent with any related LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 3.01 and remains Delinquent for a period of one hundred and five (105) days or any other default continues for a period of one hundred and five (105) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings. The Servicer shall notify the Master Servicer in writing of the commencement of foreclosure proceedings on a monthly basis no later than the fifth Business Day of each month (which notification may be included within the monthly reports submitted to the Master Servicer under this Agreement). In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 3.04.

Notwithstanding the generality of the preceding paragraph, the Servicer shall take such actions generally in accordance with the Servicer’s established default timeline and in accordance with the Servicing Standard with respect to each Mortgagor for which there is a delinquency until such time as such Mortgagor is current with all payments due under the Mortgage Loan.

With respect to a HOEPA Claim Loan, upon receipt of notice from the Trustee, the Master Servicer or the Mortgagor that the Mortgagor has instituted a claim that the related Mortgage Loan was originated in violation of HOEPA, the Servicer shall, unless otherwise directed by such party, suspend all of its loss mitigation activities with respect to such Mortgage Loan until such time as such claim has been resolved. In the event that such party provides direction to the Servicer, the Servicer shall continue to service such HOEPA Claim Loan pursuant to the Servicing Standard, provided that such direction is not inconsistent with the Servicing Standard.

Section 3.03. Establishment of and Deposits to Custodial Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain a Custodial Account, in the form of a time deposit or demand account titled, “Chase Home Finance, LLC as subservicer for JPMorgan Chase Bank, National Association in trust for Wells Fargo Bank, N.A., as Trustee for BNC Mortgage Loan Trust 2007-4” and referred to herein as the “Custodial Account.” The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.10 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04(a) hereof. The creation of the Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. No later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Trustee, the Master Servicer, the NIMS Insurer and, upon request, to any subsequent owner of the Mortgage Loans.

(b) The Servicer shall deposit in the Custodial Account within two (2) Business Days of receipt by the Servicer and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or the Servicing Rights Transfer Date, as applicable:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments and all Prepayment Charges;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Prepayment Charges;

(iv) all Liquidation Proceeds;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.11 (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and the Servicing Standard);

(vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and the Servicing Standard;

(vii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the General Servicing Fee actually received for such month for the Mortgage Loans;

(viii) all Monthly Advances made by the Servicer pursuant to Section 4.03;

(ix) any amounts received from the seller of a Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(x) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy;

(xi) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xii) any amounts required to be deposited by the Servicer pursuant to Section 3.16 in connection with any unpaid claims that are a result of a breach by the Servicer or any Subservicer of the obligations hereunder or under the terms of a LPMI or PMI Policy; and

(xiii) any other amount required to be deposited in the Custodial Account pursuant to this Agreement.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the General Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

Section 3.04. Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii) in the event the Servicer has elected not to retain the Chase Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Chase Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iii) to reimburse itself for unreimbursed Monthly Advances (excluding Capitalization Reimbursement Amounts, other than as provided for in Section 3.04(v)) and Servicing Advances (excluding Capitalization Reimbursement Amounts, other than as provided for in Section 3.04(v)) and unpaid Chase Servicing Fees and to reimburse the Seller for any unpaid Seller Remittance Amount, the Servicer’s right to reimburse itself and pay the Seller the Seller Remittance Amount pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right to reimburse itself and pay the Seller the Seller Remittance Amount shall be prior to the rights of the Trust Fund;

(iv) to reimburse itself following a final liquidation of a Mortgage Loan for any previously unreimbursed Servicing Advances (excluding Capitalization Reimbursement Amounts, other than as provided for in Section 3.04(v)) made by the Servicer that it determines are Nonrecoverable Advances and any unpaid Chase Servicing Fees and to reimburse the Seller for any unpaid Seller Remittance Amount, it being understood, in the case of each such reimbursement, that the Seller’s right to reimburse itself and to pay the Seller the Seller Remittance Amount shall be prior to the rights of the Trust Fund;

(v) to reimburse itself for any unreimbursed Capitalization Reimbursement Amounts solely from collections on account of principal in the related Mortgage Pool;

(vi) with respect to each Prepayment Period in full, the Prepayment Interest Excess Amount, if any, for the month of distribution;

(vii) to pay itself interest on funds deposited in the Custodial Account;

(viii) to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

(ix) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

(x) with respect to each LPMI Loan, an amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

(xi) to withdraw funds deposited in error other than Prepayment Charges deposited in error (which may be solely withdrawn pursuant to clause (xii) of this Section 3.04);

(xii) to withdraw any Prepayment Charge deposited into the Custodial Account in error (regardless of whether or not such Prepayment Charge has been remitted) with respect to any Prepayment Period, but only to the extent that Prepayment Charge amounts on deposit in the Custodial Account from the related Mortgage Pool equal or exceed such Prepayment Charge deposited in error;

(xiii) to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 3.05. Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Chase Home Finance, LLC as subservicer for JPMorgan Chase Bank, National Association in trust for Wells Fargo Bank, N.A., as Trustee for the BNC Mortgage Loan Trust 2007-4 and various mortgagors.” The Escrow Accounts shall be Eligible Deposit Accounts established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Nothing herein shall require the Servicer to compel a mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto. No later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer and, if required, the NIMS Insurer.

The Servicer shall deposit in the Escrow Account or Accounts, within two (2) Business Days of receipt by the Servicer, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by applicable law to be paid to the Mortgagor. To the extent required by applicable law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with Section 3.15;

(vi) to pay to the Servicer, or any Mortgagor to the extent required by applicable law, any interest paid on the funds deposited in the Escrow Account; and

(vii) to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in servicing the Mortgage Loans in accordance with the Servicing Standard should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

Section 3.07. Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.

To the extent that the Master Servicer has provided an “ARM 304” or other similar report relating to the adjustment of Mortgage Interest Rates for any or all of the Mortgage Loans, the Servicer will make every reasonable effort to review such report and resolve any Mortgage Interest Rate adjustment discrepancies with the Master Servicer prior to the related Mortgage Interest Rate adjustment date.  In connection therewith, the Servicer shall provide the Master Servicer with such documentation as may be reasonable necessary to resolve such discrepancies. In the event that the Servicer, in its reasonable effort, is unable to review such report or resolve such discrepancy with the Master Servicer prior to the Mortgage Interest Rate adjustment date, the Servicer hereby agrees to resolve any Mortgage Interest Rate adjustment discrepancies at the earliest possible date thereafter and reimburse the Trust Fund or the Master Servicer (to the extent of any advance of interest) for any forgone interest resulting from an adjustment of the Mortgage Interest Rate after the related Mortgage Interest Rate adjustment date.

Section 3.08. Completion and Recordation of Assignment of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The cost of any such recordation by the Servicer shall be borne by the Seller.

Section 3.09. Payment of Taxes, Insurance and Other Charges.

(a) With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents and taxes which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of the same or the making of the Escrow Payments.

(b) To the extent that a Mortgage Loan does not provide for Escrow Payments, the Servicer shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Trust Fund, provided that in any event the Servicer shall pay such charges on or before any date by which payment is necessary to preserve the lien status of the Mortgage. The Servicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge to avoid a loss of the Mortgaged Property.

Section 3.10. Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution. Such transfer shall be made only upon obtaining the consent of the NIMS Insurer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account or Escrow Account no later than 30 days after any such transfer is made and deliver to the Master Servicer and the NIMS Insurer a certification notice in the form of Exhibit B or Exhibit C, as applicable, with respect to such Eligible Institution.

The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than one (1) Business Day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.

Section 3.11. Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Servicing Standard against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable under the Servicing Standard in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Servicing Standard that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with the Servicing Standard.

In the event that the Master Servicer or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable under the Servicing Standard. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 3.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.06.

Notwithstanding anything set forth in the preceding paragraph, the Servicer agrees to indemnify the Trustee, the NIMS Insurer, the Certificateholders, the Master Servicer and the Trust Fund for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

Section 3.12. Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.11 and otherwise complies with all other requirements of Section 3.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.11. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer, the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Trustee and the NIMS Insurer.

Section 3.13. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with a carrier generally acceptable under the Servicing Standard, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Servicer. Upon the request of the Master Servicer, the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Trustee and the NIMS Insurer.

Section 3.14. Inspections.

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer under the Servicing Standard to assure itself that the value of the Mortgaged Property is being preserved. In addition, the Servicer shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with the Servicing Standard or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

Section 3.15. Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with the Servicing Standard. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.16. Maintenance of PMI and/or LPMI Policy; Claims.

(a) The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent of the LPMI Fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Servicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor rather than the Seller, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds. Any premium payments made by the Servicer from its own funds pursuant to this Section 3.16(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Section 3.04(iii).

With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

(b) With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust Fund to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of the Servicer or any Subservicer, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Servicer or Subservicer of its obligations hereunder or under such Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust Fund. The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(c) In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.

(d) The Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such power of attorney.

(e) The Servicer shall deposit into the Custodial Account pursuant to Section 3.03(b)(xii) hereof all Insurance Proceeds received under the terms of a PMI Policy or an LPMI Policy.

(f) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

Section 3.17. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the NIMS Insurer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 9.04 below. The Master Servicer shall be provided a copy of the NIMS Insurer’s instructions to the Servicer. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s and the NIMS Insurer’s written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. The Master Servicer shall be provided with a copy of the NIMS Insurer’s instructions to the Servicer. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the NIMS Insurer and the Master Servicer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provide a copy of the same to the NIMS Insurer, if required, the Master Servicer and the Trustee) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension (and provided a copy of the same to the NIMS Insurer, if required, the Trustee and the Master Servicer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall (i) sign any document prepared and delivered to it by the Servicer or (ii) take any other action, in each case reasonably requested by the Servicer, which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances and reimburse the Seller for any unpaid Seller Remittance Amount, unpaid Chase Servicing Fees and unreimbursed Monthly Advances made pursuant to this Section or Section 4.03.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.11, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

As an alternative to permitting a modification or effectuating a foreclosure or other conversion of the ownership of a Mortgaged Property, the Master Servicer may, at its option and as provided in the Trust Agreement, purchase any Mortgage Loan that has become one hundred and twenty (120) days or more Delinquent in payment; provided, however, that (i) such Mortgage Loan has not been purchased by the NIMS Insurer pursuant to Section 6.06 or become subject to a special servicing agreement pursuant to Section 8.04, (ii) the Master Servicer promptly notifies the Servicer of its intention to purchase any such Delinquent Mortgage Loan and (iii) the Master Servicer shall exercise any such option to purchase a Mortgage Loan within sixty (60) days after any such Mortgage Loan has become one hundred and twenty (120) days Delinquent.

Section 3.18. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer, the Credit Risk Manager and, if required, the NIMS Insurer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer, the Credit Risk Manager or the NIMS Insurer shall reasonably request.

Section 3.19. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Trustee and the Master Servicer a monthly liquidation report with respect to such Mortgaged Property. In addition, the Servicer shall provide the Master Servicer a report setting forth Servicing Advances and other expenses incurred in connection with the liquidation of any Mortgage Loan.

Section 3.20. Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 3.21. Prepayment Charges.

The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the charge. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay the Trust Fund at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Charge which was not collected. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(b), (c) and (d) below) a Prepayment Charge without paying the Trust Fund the amount of the Prepayment Charge if (i) the Mortgage Loan is in default (defined as 61 days or more Delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinancing by the Servicer or any of its affiliates and (a) the Mortgage Loan is in default or in the judgment of the Servicer pursuant to the Servicing Standard, default is reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws, (c) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters or (d) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

Section 3.22. Compliance with Safeguarding Customer Information Requirements.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”). The Servicer shall promptly provide the Seller information regarding the implementation of such security measures upon the reasonable request of the Seller.

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

Section 4.01. Remittances.

On each Remittance Date, no later than 4:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Principal Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(b)(vii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Remittance Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: BNC Mortgage Loan Trust 2007-4

Section 4.02. Statements to Master Servicer.

(a) Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer and, if required, the NIMS Insurer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer)(which remittance advice shall include Principal Prepayments in full applied to the related Mortgage Loan on or after the fifteenth day of the month preceding the month of such reporting date, but on or before the last day of the month preceding the month of such reporting date), a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month, a monthly loan loss report in the format set forth in Exhibit D-3 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) and a monthly modified loan report in the format set forth in Exhibit D-4 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. With respect to the data elements set forth in Exhibit D-4, the Master Servicer and Servicer acknowledge that as of the Closing Date the Servicer's systems are unable to provide the Master Servicer with all of the data elements set forth on Exhibit D-4. As a result, the Servicer shall provide to the Master Servicer such mutually agreed upon data elements as are required by the Rating Agencies in a format that addresses the items set forth on Exhibit D-4. The format of this monthly reporting may be amended from time to time as mutually agreed upon by the Servicer and Master Servicer to the extent necessary to comply with the abilities of the Servicer’s systems and the requirements of the Rating Agencies.

Such monthly remittance advice shall also be accompanied with a supplemental report provided to the Master Servicer, the Trustee, the NIMS Insurer, if required, and the Seller which includes on an aggregate basis for the previous calendar month (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied or curtailed and (iv) policies cancelled with respect to those Mortgage Loans covered by any PMI Policy purchased by Seller on behalf of the Trust Fund, if applicable. The Master Servicer will convert such data into a format acceptable to the Trustee and provide monthly reports to the Trustee pursuant to the Trust Agreement; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to a PMI Policy until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from Seller to appropriately code its servicing system in accordance with the PMI Insurer’s requirements.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer, the NIMS Insurer, if required, and the Seller which includes on an aggregate basis for the previous calendar month (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Trust Fund, if applicable.

Not later than the seventeenth (17th) day of each month (or, if such seventeenth day is not a Business Day, the immediately preceeding Business Day, the Servicer shall furnish to the Master Servicer and the NIMS Insurer (a) a monthly payoff remittance advice regarding any Principal Prepayments in full applied to the related Mortgage Loan on or after the first day of the month of such reporting date, but on or before the fourteenth day of the month of such reporting date, containing such information and in such format as is mutually acceptable to the Master Servicer and the Servicer, and in any event containing sufficient information to permit the Master Servicer to properly report Principal Prepayment in full information to the Trustee under the Trust Agreement and (b) all such information required pursuant to clause (a) above in electronic format, on magnetic tape or other similar media reasonably acceptable to the Master Servicer.

(b) In addition, at the Master Servicer’s or Trustee’s request, not more than 60 days after the end of each calendar year, commencing December 31, 2008, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer and the Trustee and, if required, the NIMS Insurer such information concerning the Mortgage Loans and annual remittances to the Master Servicer relating thereto as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return and for any investor in the Certificates to prepare any required tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer, the Trustee and the NIMS Insurer pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide to the Trustee such information as may be requested by it and required for the completion of any tax reporting responsibility of the Trustee within such reasonable time frame as shall enable the Trustee to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c) The Servicer shall promptly notify the Trustee, the NIMS Insurer, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit J to this Agreement and (iii) provide to the Master Servicer a description of such proceedings, affiliations or relationships.

If so requested by the Trustee, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the NIMS Insurer and the Depositor pursuant to the preceding sentence, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.01(k) or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Subservicer (it is understood and agreed that Chase Home Finance is a Subservicer as of the date hereof), Subcontractor or vendor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation involving the Servicer, and any affiliation or other significant relationship between the Servicer and other transaction parties.

(d) Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

Section 4.03. Monthly Advances by Servicer.

On each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to the Monthly Advance required for such Remittance Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the NIMS Insurer upon request.

The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.04. Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on January 15, 2008 shall be considered to be due on February 1, 2008. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

Section 4.05. Credit Reporting.

For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of three major national credit reporting agencies on a monthly basis in a timely manner. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 20, 1995), a copy of which is attached hereto as Exhibit G, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01. Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related LPMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the seller of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, none of the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 5.02. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Master Servicer in the Monthly Remittance Advice as provided in Section 4.02, and may request the release of any Mortgage Loan Documents from the Seller in accordance with this Section 5.02 hereof.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Seller, the Trustee or the Trust Fund may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 3.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 5.03. Servicing Compensation; Seller Remittance Amount.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Chase Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Chase Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account. The obligation of the Seller to pay the Chase Servicing Fee is limited to, and the Chase Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer. The aggregate of the Chase Servicing Fees payable to the Servicer for any month with respect to the Mortgage Loans shall be reduced by any Prepayment Interest Shortfall Amount with respect to such month. Any amount of Prepayment Interest Shortfall not so covered by the Chase Servicing Fee shall be paid from the Seller Remittance Amount. Any Prepayment Interest Excess Amount shall be retained by, or paid to, the Servicer as part of the Chase Servicing Fee.

The Servicer shall be entitled to recover any unpaid Chase Servicing Fee and the Seller shall be entitled to recover the Seller Remittance Amount, to the extent not remitted, out of Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds to the extent permitted in Section 3.04 and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.17.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.04. Report on Attestation of Compliance with Applicable Servicing Criteria.

On or before March 1st of each calendar year, beginning with March 1, 2009, the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Trustee, the Depositor, the NIMS Insurer and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a report to the effect that such firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 5.07 below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. In addition, on or before March 1st of each calendar year, beginning with March 1, 2009, the Servicer shall, at its own expense or at the expense of the related Subservicer or Subcontractor, furnish (or cause to be furnished) to the Seller, the NIMS Insurer, the Trustee, the Depositor and the Master Servicer a report meeting the requirements of clause (ii) above regarding the attestation of any Subservicer or Subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and for which the Servicer does not elect to take responsibility for assessing compliance with the applicable servicing criteria in accordance with Regulation AB Telephone Interpretation 17.06 (each, without respect to any threshold limitations in Instruction 2. to Item 1122 of Regulation AB, a “Participating Entity”).

Section 5.05. Servicer Compliance Statement.

(a) On or before March 1st of each year, beginning with March 1, 2009, the Servicer, at its own expense, will deliver to the Seller, the NIMS Insurer, the Trustee, the Depositor and the Master Servicer with respect to the period ending on the immediately preceding December 31, a Servicing Officer’s certificate substantially in the form of Exhibit K hereto, stating, as to each signer thereof, that (1) a review of the activities of the Servicer during such preceding calendar year or portion thereof and of its performance under this Agreement for such period has been made under such Servicing Officer’s supervision and (2) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof.

(b) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, no later than March 1st of each calendar year (or if not a Business Day, the immediately preceding Business Day), beginning with March 1, 2009, a Servicing Officer shall execute and deliver an Officer’s Certificate to the Master Servicer, the Trustee and the Depositor for the benefit of the Trust Fund and the Master Servicer, the Trustee and the Depositor and their officers, directors and affiliates, substantially and materially in the form of Exhibit E hereto.

(c) The Servicer shall indemnify and hold harmless the Seller, the NIMS Insurer, the Trustee, the Master Servicer, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses solely and directly arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.05.

Notwithstanding the provisions set forth in this Agreement, the Servicer shall not be obligated to provide any indemnification or reimbursement hereunder to any of the parties described in Section 5.05 or any other party for any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain which are indirect, consequential, punitive or special in nature.

Section 5.06. Inspection.

The Servicer shall provide the Trustee, the Master Servicer and the NIMS Insurer, upon five (5) Business Days’ advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Trustee, the Master Servicer and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

Section 5.07. Report on Assessment of Compliance with Applicable Servicing Criteria.

On or before March 1st of each calendar year, beginning with March 1, 2009, the Servicer shall deliver to the Seller, the Trustee, the NIMS Insurer, the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria identified in Exhibit I attached hereto, as of and for the fiscal year of the Trust (which, unless otherwise identified to the Servicer in writing, shall be the calendar year) for the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole that are backed by the same asset type backing such asset-backed securities. Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Servicer as provided in Section 5.04.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01. Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Master Servicer, the Depositor and the Trustee, as of the Closing Date:

(a) Due Organization and Authority. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer (except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally) and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, (ii) constitute a default under any of the foregoing, (iii) result in an acceleration under any of the foregoing, (iv) result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject or (v) impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) No Litigation Pending. There is no action, suit, proceeding or investigation pending (or known to be contemplated) or, to the Servicer’s knowledge, threatened against the Servicer or any Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or any Subservicer, or in any material impairment of the right or ability of the Servicer or any Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or any Subservicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(g) No Default. The Servicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Servicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Servicer to perform under the terms of this Agreement;

(h) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(i) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading; and

(j) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

(k) Additional Representations and Warranties of the Servicer. Except as disclosed in writing to the Seller, the Master Servicer, the Depositor and the Trustee prior to the Closing Date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with any party listed on Exhibit J hereto or its affiliates of a type described in Item 1119 of Regulation AB.

Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller, the Depositor, the Master Servicer, the NIMS Insurer and the Trustee. Upon discovery by either the Servicer, the Seller, the Depositor, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Seller, the Depositor, the Master Servicer, the NIMS Insurer or the Trustee, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of (or, in the case of any breach of a representation or warranty set forth in Section 6.01(k), such period as set forth in Section 8.01(a)(ii) the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s, the NIMS Insurer’s or the Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 9.01 and 9.02.

In addition, the Servicer shall indemnify the Seller, the Master Servicer, the Trustee and the NIMS Insurer (and each of their respective directors, officers, employees and agents) and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 6.01.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer, the Depositor or the Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer, the NIMS Insurer or the Trustee for compliance with this Agreement.

Section 6.03. Additional Indemnification by the Servicer.

The Servicer shall indemnify the Seller, the Depositor, the Trustee, the Master Servicer, the NIMS Insurer, the Trust Fund and each of their respective directors, officers, employees and agents and the Trust Fund (each, an “Indemnified Party”) and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (collectively, “Losses”) that any of them may sustain solely and directly arising out of or based upon:

(A) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 5.04, 5.05 and 5.07 or any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor that is a Participating Entity; or

(B) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement.

In the case of any failure of performance described in clause (A) of this Section 6.03, the Servicer shall promptly reimburse the Trustee, the Master Servicer or the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to this transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor; provided, however, the Servicer shall not be obligated to provide any indemnification or reimbursement in the case of any failure of performance described in clause (A) of this Section 6.03 to any of the parties described in this Section 6.03 for any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain which are indirect, consequential, punitive or special in nature.

The Servicer shall immediately notify the Seller, the Master Servicer, the Depositor, the Trustee, the NIMS Insurer or the Trust Fund if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Losses, and the Servicer shall assume (with the prior written consent of the Indemnified Party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Party in respect of such claim and follow any written instructions received from the such Indemnified Party in connection with such claim. The Servicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer’s indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement. In the event a dispute arises between the Servicer and an Indemnified Party with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party (if the Trustee, the Master Servicer or the Trust Fund) shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Section 6.04. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee, the Trust Fund and the NIMS Insurer (and each of their respective directors, officers, employees and agents) against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate or the Trustee and the Trust Fund or the NIMS Insurer now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 6.05. Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 4.02(c) and (d), 5.04, 5.05, 5.07, 6.01(k), 6.03 and 7.04 of this Agreement is to facilitate compliance by the Trustee, the Master Servicer and the Depositor with the provisions of Regulation AB. Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer, the Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with reasonable requests made by the Trustee, the Master Servicer or the Depositor for delivery of additional or different information as such parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Servicer, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor and its counsel, as mutually agreed to by the Servicer and its counsel (which agreement shall not be unreasonably withheld), to be necessary or advisable to comply with any Commission and industry guidance.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, their respective officers and directors and each person, if any, who controls the Depositor or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely and directly to the information in the Servicer Information furnished to the Depositor or the Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Notwithstanding the provisions set forth in this Agreement, the Servicer shall not be obligated to provide any indemnification or reimbursement hereunder to any of the parties described in Section 6.05 for any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain which are indirect, consequential, punitive or special in nature.

Section 6.06. Purchase of Distressed Mortgage Loans.

The NIMS Insurer may, at its option in accordance with Section 8.04(c), purchase a Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans pursuant to Section 4.03. Any such purchase shall be accomplished by remittance to the Master Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement. The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer.

ARTICLE VII.

THE SERVICER

Section 7.01. Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 7.02. Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the NIMS Insurer, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03. Limitation on Resignation and Assignment by the Servicer.

This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 7.03 and Sections 3.21 and 7.01, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer, the Trustee and the NIMS Insurer which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Master Servicer, Trustee and the NIMS Insurer which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld by any of them; provided that in each case, there must be delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIMS Securities to be issued in the NIMS Transaction.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer, the Trustee and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Sections 8.01 and 9.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 7.03 and Sections 3.21 and 7.01, without the prior written consent of the Seller, the Master Servicer, the Trustee and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 7.04. Subservicing Agreements and Successor Subservicer.

(a)  The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 7.04 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (c) of this Section 7.04.

(b)  The Servicer shall give prior written notice to the Trustee, the Master Servicer, the Depositor and the NIMS Insurer of the appointment of any Subservicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments. Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 7.04 and with Sections 4.02(c), 5.04, 5.05(a), 5.05(b), 5.07 (and shall amend, with the consent of the parties hereto, Exhibit I to reflect such Subservicer’s assessment and attestation of compliance with the Servicing Criteria), 6.01(k) and 6.03 and Exhibit I of this Agreement to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 5.05(a), any reports on assessment of compliance and attestation required to be delivered by such Subservicer under Sections 5.04 and 5.07 and any certification required to be delivered under 5.05(b) to the Person that will be responsible for signing the Sarbanes Certification under Section 5.07 as and when required to be delivered hereunder.

(c)  The Servicer shall give notice to the Master Servicer and the Depositor of the appointment of any Subcontractor and a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the servicing criteria in accordance with Regulation AB Telephone Interpretation 17.06 identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Participating Entity, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Trustee, the NIMS Insurer, the Master Servicer and the Depositor to comply with the provisions of Sections 4.02(c), 5.04, 5.07, 6.01(k) and 6.03 and Exhibit I of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the servicing criteria in accordance with Regulation AB Telephone Interpretation 17.06 and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Sections 5.04 and 5.07, in each case as and when required to be delivered.

The Servicer acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in this transaction in addition to the Mortgage Loans may be determined to be a Participating Entity on the basis of the aggregate balance of such mortgage loans (which quantitative determination may be made by the Depositor, the Trustee or the Master Servicer), without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. The Servicer shall (A) respond as promptly as practicable to any good faith request by the Trustee, the Master Servicer or the Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Trustee, the Master Servicer or the Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 5.07.

Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer, Subcontractor or other third party or reference to actions taken through a Subservicer, a Subcontractor, another third party or otherwise, the Servicer shall remain obligated and primarily liable to the Trust Fund, the Trustee, the Master Servicer, the NIMS Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of any subservicing, subcontracting or other agreements or arrangements or by virtue of indemnification from a Subservicer, Subcontractor or a third party and to the same extent and under the same terms and conditions as if the Servicer alone were servicing the Mortgage Loans, including with respect to compliance with Item 1122 of Regulation AB. The Servicer shall be entitled to enter into any agreement with a Subservicer, Subcontractor or a third party for indemnification of the Servicer by such Subservicer, Subcontractor or third party and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

ARTICLE VIII.

TERMINATION

Section 8.01. Termination for Cause.

(a) Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Servicer:

(i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(ii) (a) any failure by the Servicer, any Subservicer or any Subcontractor to duly perform, within the required time period and without notice, its obligations to provide any information, report, certification or accountants' letter when and as required pursuant to Sections 5.04, 5.05 or 5.07, including (except if the failure is attributable solely to the role or functions of a Subcontractor with respect to mortgage loans other than the Mortgage Loans) any failure by the Servicer to identify pursuant to Section 7.04 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which failure continues unremedied for a period of ten (10) calendar days after the date on which written notice of such failure, requiring the same to have been remedied, shall have been given to the Servicer (or immediately and automatically, without notice or grace period, in the event that such failure is of a nature that is incapable of cure and which failure may reasonably be expected have a material and adverse effect on the Depositor or the Seller, as sponsor, due to enforcement action by the Commission relating to a failure by the Company, any Subservicer or any Subcontractor); or (b) except with respect to those items listed in clause (a) above, any failure by the Servicer, any Subservicer or any Subcontractor to duly perform, within the required time period, without notice or grace period, its obligations to provide any information, report, certification, accountants' letter or other material required to be provided hereunder pursuant to Sections 4.02(c), 4.02(d), 6.01(k) and 7.04 including any items required to be included in any Exchange Act report, which failure continues unremedied for a period of ten (10) calendar days after the date on which written notice of such failure, requiring the same to have been remedied, shall have been given to the Servicer (or (1) such shorter period as is required by the Securities Act, Exchange Act or related rules and regulations of the Commission or (2) immediately and automatically, without notice or grace period, in the event that such failure is of a nature that is incapable of cure and which failure may reasonably be expected have a material and adverse effect on the Depositor or the Seller, as sponsor, due to enforcement action by the Commission relating to a failure by the Company, any Subservicer or any Subcontractor); or

(iii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(iv) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, where the failure to maintain such license will have a material adverse effect on the Servicer’s ability to service the Mortgage Loans; or

(v) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(vi) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vii) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(viii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer;

(ix) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement;

(x) if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason attributable to the Servicer or (y) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced by more than one level from the level in effect on the Closing Date; or

(xi) the net worth of the Servicer shall be less than $25,000,000.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Seller, the Master Servicer, the Trustee or the NIMS Insurer may have at law or equity to damages, including injunctive relief and specific performance, the Seller, the Master Servicer, the Trustee or the NIMS Insurer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Trustee or the Master Servicer, as the case may be, with the consent of the other party and the NIMS Insurer. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Seller, the Master Servicer, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice, the Trustee or the Master Servicer, with the consent of the other parties and the NIMS Insurer, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.02. Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing provided such termination is also acceptable to the Rating Agencies and the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon sixty (60) days’ written notice, subject to the limitations set forth below. Any such notice of termination shall be in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail to the address set forth in Section 9.04 of this Agreement. The Servicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof.

In the event the Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans (other than Distressed Mortgage Loans), the Seller shall be required to pay to the Servicer a Termination Fee in an amount equal to the sum of (i) the product of (x) the Termination Fee Percentage, (y) the applicable Termination Rate and (z) the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination and (ii) $15.00 for each Mortgage Loan so terminated. All unreimbursed Chase Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such terminated Mortgage Loans (other than Distressed Mortgage Loans) shall be reimbursed and paid to the Servicer at the time of such termination by the Seller. In the event the Seller terminates the Servicer without cause with respect to any Distressed Mortgage Loan, the Seller shall be required to pay to the Servicer a Termination Fee in an amount equal to $15.00 for each Distressed Mortgage Loan so terminated.

Section 8.03. [Reserved]

Section 8.04. Termination for Distressed Mortgage Loans.

(a) Subject to the requirements set forth in this Section 8.04, the Seller may terminate this Agreement with the prior consent of the Trustee, NIMS Insurer and the Master Servicer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans and in such event servicing of such Mortgage Loans shall be transferred to the Special Servicer. The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Trustee, the Master Servicer and NIMS Insurer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any class of Certificates or the NIM Securities. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. All unreimbursed Chase Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer by the successor Special Servicer upon such transfer to the Special Servicer.

(b) All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Trustee, the Servicer or any other Person in connection with such transfer including the transfer of the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement. The Seller shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Trustee.

(c) Notwithstanding the foregoing provisions of this Section 8.04, the NIMS Insurer may, at its option, withhold their consent to the transfer of a Distressed Mortgage Loan to a Special Servicer and elect to purchase such Distressed Mortgage Loan at a price equal to its Purchase Price. Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 4.03. Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price. The Servicer on behalf of the Trustee shall take reasonable steps to effectuate the transfer of servicing of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer or its designee.

(d) No Termination Fee shall be payable to the Servicer upon a termination pursuant to this Section 8.04.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01. Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02, the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii) or Section 8.03, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and the NIMS Insurer. Any approval of a successor servicer by the Master Servicer and the NIMS Insurer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer, the NIMS Insurer, the Seller and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 6.01 and the remedies available to the Master Servicer, the Trustee, the NIMS Insurer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that are not transferred to it by the Servicer and that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 or 8.04 shall not affect any claims that the Seller, the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Trustee, the Seller, the Master Servicer, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

Section 9.02. Costs.

The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) and (iii) in all other cases by the Trust Fund. Subject to Section 2.02 and 3.01(a), the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

Section 9.03. Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, Subservicers, special servicers, auditors, taxing authorities or other governmental agencies.

Section 9.04. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i) if to the Seller:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, BNC Mortgage Loan Trust 2007-4
Telephone: (212) 526-7000
Facsimile: (212) 526-8950

(ii) if to the Servicer:

JPMorgan Chase Bank, National Association
c/o Chase Home Finance, LLC
10790 Rancho Bernardo Road
San Diego, California 92127
Attention: Cindy Dunks
Telephone: (858) 605-3339
Facsimile: (858) 605-3666

with a copy to:

JPMorgan Chase Bank, National Association
194 Wood Avenue South
Iselin, New Jersey 08830

(iii) if to the Master Servicer:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Michele Olds
Telephone: (720) 945-4657
Facsimile: (720) 945-3968

(iv) if to the Trustee:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Manager - BNC 2007-4

or in the case of overnight deliveries:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - BNC 2007-4
Telephone: (410) 884-2066
Facsimile: (410) 715-2380

(v) if to the Credit Risk Manager:

Risk Management Group, LLC
60 Sackett St. - Suite 5
Brooklyn, NY 11231
Attention: BNC Mortgage Loan Trust 2007-4
Telephone: (718) 858-6050
Facsimile: (718) 852-6966

(vi) if the NIMS Insurer:

as provided in the Trust Agreement.

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to provide notices pursuant to this Agreement to any NIMS Insurer until 30 days after the Servicer has received notice of the appointment of such NIMS Insurer (including the NIMS Insurer’s name, address, telephone number and facsimile number).

Section 9.05. Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.06. Covenant Against Solicitation.

For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that they will ensure that their affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related mortgagors; provided, however, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for payoff, or a written or verbal communication from such Mortgagor indicating a desire to prepay the related Mortgage Loan (other than as a result of direct solicitation); provided, further, that it is understood and agreed that promotions undertaken by the Servicer or any of its affiliates which (i) concern optional insurance products (excluding single premium credit life insurance) or other financial products or services, excluding any mortgage related products such second mortgage products (including HELOCs), or (ii) are directed to the general public at large or certain segments thereof exclusive of the Mortgagors as a targeted group and, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor.

Section 9.07. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.08. Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.09. Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.10. Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 9.11. Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the NIMS Insurer and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller without the prior written consent of the NIMS Insurer except as to the extent provided in Section 9.12.

Section 9.12. Assignment by the Seller.

The Seller shall assign (exclusive of the Seller’s rights arising under Section 8.02(iii)), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement.

Section 9.13. Amendment.

This Agreement may be amended from time to time by the Servicer and the Seller, with (i) the prior written consent of the Trustee and the NIMS Insurer and (ii) the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction; provided, further, that prior to any amendment to the loan modification provisions in Section 3.01 notice of such amendment shall be provided to each Rating Agency. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel received by the Trustee, the NIMS Insurer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefor); provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with the Rules of the Commission.

Section 9.14. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 9.15. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.16. Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Depositor and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee, the Depositor and the NIMS Insurer as if they were parties to this Agreement, and the Trustee (acting through the Master Servicer), the Depositor and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Management Agreement. Notwithstanding the foregoing, all rights of the Trustee and the Depositor hereunder (other than the right to indemnification) and all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 9.17. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean by reason of enumeration.

Section 9.18. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller

By:	/s/ Michael Hitzmann
Name: Michael Hitzmann
Title: Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Barbara Tenorio
Name: Barbara Tenorio
Title: Assistant Vice President

AURORA LOAN SERVICES LLC, as Master Servicer

By:	/s/ Michele Olds
Name: Michele Olds
Title: Vice President

Acknowledged by:

WELLS FARGO BANK, N.A.,
not in its individual capacity but solely as Trustee

By: /s/ Martin Reed
Name: Martin Reed
Title: Vice President

EXHIBIT A-1

MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled “BNC Mortgage Loan Trust 2007-4
Mortgage Loan Schedules” at McKee Nelson LLP]

A-1

EXHIBIT A-2

ELIGIBLE QUALIFIED FRAMEWORK MORTGAGE LOAN SCHEDULE

A-2-1

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To:  _____________________

_____________________

_____________________
(the “Depository”)

As Servicer under the Securitization Servicing Agreement, dated as of December 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as “Chase Home Finance, LLC as subservicer for JPMorgan Chase Bank, National Association in trust for Wells Fargo Bank, N.A., as Trustee for the BNC Mortgage Loan Trust 2007-4.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION Servicer

By:

Name:

Title:

Date:

B-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:

Title:

Date:

B-2

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

______________ __, ____

To:  _____________________

_____________________

_____________________
(the “Depository”)

(the “Depository”)

As Servicer under the Securitization Servicing Agreement, dated as of December 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “Chase Home Finance, LLC as subservicer for JPMorgan Chase Bank, National Association in trust for Wells Fargo Bank, N.A., as Trustee for BNC Mortgage Loan Trust 2007-4 and various mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION Servicer

By:

Name:

Title:

Date:

C-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:

Title:

Date:

C-2

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals

SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals

BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED BEGINNING TRIAL BALANCE FOR ACTUAL/ACTUAL, REQUIRED	Number two decimals

SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL, REQUIRED, .00 IF NO COLLECTIONS	Number two decimals

CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals

CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY

CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals

CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals

CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY

CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals

LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals

OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals

PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals

INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST, .00 IF NOT APPLICABLE	Number two decimals

TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals

ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals

ENDACTBAL	ENDING TRIAL BALANCE .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals

ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY

ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals

ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY

INTRATE	INTEREST RATE, REQUIRED	Number seven decimals Example .0700000 for 7.00%

SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals Example .0025000 for .25%

PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED .00 IF PAIDOFF	Number two decimals

D-1-1

EXHIBIT D-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Column	Data Field	Format
A	Servicer loan number	VARCHAR2(15)

B	Loan type	VARCHAR2(2) 1=FHA Residential 2=VA Residential 3=Conventional w/o PMI 4=Commercial 5=FHA Project 6=Conventional w/PMI 7=HUD 235/265 9=Farm Loan

C	Actual due date	DATE(MM/DD/YYYY)

D	Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent

E	Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure

F	Bankruptcy flag	VARCHAR2(2) Y=Active Bankruptcy N=No Active Bankruptcy

G	Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation

H	Post Foreclosure Flag	R=REO C=Claims T=Third Party N= No FC sale held

I	Foreclosure attorney referral date	DATE(MM/DD/YYYY)

J	Actual first legal date	DATE(MM/DD/YYYY)

K	Date FC sale scheduled	DATE(MM/DD/YYYY)

D-2-1

L	Foreclosure actual sale held date	DATE(MM/DD/YYYY)

M	3rd Party Sale	VARCHAR2(7) Y= Sold to a 3rd Party at FC sale N= Sold back to noteholder at FC sale

N	Bankruptcy filed date	DATE(MM/DD/YYYY)

O	Bankruptcy chapter	VARCHAR2(2) 7= Chapter 7 filed 11= Chapter 11 filed 12= Chapter 12 filed 13= Chapter 13 filed

P	Post petition due date	DATE(MM/DD/YYYY)

Q	Pre and Post Payments paid by trustee	VARCHAR2(2) Y=Trustee Pays both N=No Trustee only pays Pre Payments

R	Bankruptcy discharge date	DATE(MM/DD/YYYY)

S	BK Relief/Dismissal Granted date	DATE(MM/DD/YYYY)

T	Loss mit approval date	DATE(MM/DD/YYYY)

U	Loss mit type	VARCHAR2(2) CH= Charge off DI= Deed in lieu FB= Forbearance plan/repay MO=Modification PC=Partial claim SH=Short sale VA=VA refunding SL= Solication of Loss Mit

V	Repay first due date	DATE(MM/DD/YYYY)

W	Repay next due date	DATE(MM/DD/YYYY)

X	REO original list date	DATE(MM/DD/YYYY)

Y	REO original list price	NUMBER(15,2)

Z	REO current list price	NUMBER(15,2)

AA	REO sales price	NUMBER(10,2)

AB	REO offer accepted	DATE(MM/DD/YYYY)

AC	REO actual closing date	DATE(MM/DD/YYYY)

D-2-2

AD	REO net proceeds received	NUMBER(10,2)

AE	Eviction start date	DATE(MM/DD/YYYY)

AF	Eviction complete date	DATE(MM/DD/YYYY)

AG	MI claim filed date	DATE(MM/DD/YYYY)

AH	MI claim amount filed	NUMBER(15,2)

AI	MI claim funds received date	DATE(MM/DD/YYYY)

AJ	MI claim amount paid	NUMBER(15,2)

AK	MI Interest Paid to Date	DATE (MM/DD/YYYY)

AL	Clear Title Date	DATE (MM/DD/YYYY)

AM	FHA 27011A transmitted date	DATE(MM/DD/YYYY)

AN	FHA Part A funds received date	DATE(MM/DD/YYYY)

AO	FHA 27011 B transmitted date	DATE(MM/DD/YYYY)

AP	FHA Part B Funds Received Date	DATE(MM/DD/YYYY)

AQ	VA NOE submitted date	DATE(MM/DD/YYYY)

AR	VA first funds received date	DATE(MM/DD/YYYY)

AS	VA first funds received amount	NUMBER(15,2)

AT	Title approval letter received date	DATE(MM/DD/YYYY)

AU	VA claim submitted date	DATE(MM/DD/YYYY)

AV	VA claim funds received date	DATE(MM/DD/YYYY)

AW	VA Claim funds received amount	NUMBER(15,2)

AX	Current Value	NUMBER(10,2)

AY	Current Value Source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal Blank = Assumed BPO if Value and Date reported

AZ	Current Value date	DATE(MM/DD/YYYY)

D-2-3

BA	Current Occupancy status	VARCHAR2(1) O=Owner occupied T=Tenant occupied U=Unknown V=Vacant

BB	Date of last property inspection	DATE(MM/DD/YYYY )

BC	Property condition	VARCHAR2(2) 1= Excellent 2=Good 3=Average 4=Fair 5=Poor 6=Very poor

BD	Reason for default
VARCHAR2(3)
001=Death of principal mtgr
002=Illness of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
005=Marital difficulties
006=Curtailment of income
007=Excessive obligations
008=Abandonment of property
009=Distant employee transfer
011=Property problem/Natural Disaster
012=Inability to sell property
013=Inability to rent property
014=Military service
015=Other
016=Unemployment
017=Business failure
019=Casualty loss
022=Energy-Environment costs
023= Servicing problems
026= Payment adjustment
027=Payment dispute
029=Transfer ownership pending
030=Fraud
031=Unable to contact borrower
INC=Incarceration

D-2-4

BE	Corporate expense balance	NUMBER(10,2)

BF	Escrow balance	NUMBER(10,2)

BG	Escrow advance balance	NUMBER(10,2)

BH	Suspense balance	NUMBER(10,2)

BI	Restricted escrow balance	NUMBER(10,2)

BJ	VA LGC/ FHA Case number	VARCHAR2(15)

BK	Senior Lien Balance	NUMBER(10,2)

BL	Litigation in process	VARCHAR2(7) Y=Active N=No active

D-2-5

BM	Loan Liquidated	VARCHAR2 CH-Charge off SS-Short sale REO-REO VA-VA Refunding

BN	Date of Liquidation	DATE(MM/DD/YYYY)

BO	Bankruptcy Loss	NUMBER(10,2)

BP	% of MI coverage	NUMBER(6,5)

BQ	MI Carrier

BR	MI Certification Number	VARCHAR2(15)

BS	% of Pool MI Coverage	NUMBER(6,5)

BT	Pool MI Carrier

BU	Pool MI Certification Number	VARCHAR2(15)

BV	VA Interest Cutoff Date	DATE(MM/DD/YYYY)

BW	Investor number	NUMBER (10,2)

BX	Estimated (Loss)/Gain	NUMBER (10,2)

D-2-6

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)

Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)

Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)

Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)

Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)

Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)

Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)

Liquidation Date	Date the loan was liquidated on the servicer’s servicing system.	DATE(MM/DD/YYYY)

REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)

Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)

MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)

First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)

Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)

Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)

Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)

D-3-1

Final Report Field Heading	Definition	Format
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)

Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)

Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)

Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)

Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)

Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)

Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)

Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)

HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)

Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)

Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)

Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)

Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)

Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)

MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)

Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)

D-3-2

Final Report Field Heading	Definition	Format
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)

Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)

Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)

Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)

Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)

Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)

Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)

Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)

Servicer Retained Loss
The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).
NUMBER(10,2)

D-3-3

EXHIBIT D-4

FORM OF MODIFIED LOAN REPORT

Fidelity Client
Loan Number
Investor ID
MOD Tran Date
Date MOD Completed
MOD Type
Deal Name
UPB Prior to Modification
Next due Date Prior to Modification
Dlq Status Prior to Modification
Interest Rate Prior to Modification
Scheduled P&I Payment Prior to Modification
Scheduled Total Payment Prior Modification
Corporate Advance Capitalized
Escrow Advance Capitalized
Gross Interest Capitalized
SF Rate
Months Dlq
Service Fee Capitalized
Net Interest Capitalized
Other Fees Capitalized
Mortgagor Contribution
Total Capitalized
UPB Post Modification
Next Payment Due Date per Modification Plan
Dlq Status Post Modification
Interest Rate Post Modification
New Maturity Date Term
Scheduled P&I Payment Post Modification
Scheduled Total Payment Post Modification
Interest Forgiven
Principal Forgiven

D-4-1

EXHIBIT E

FORM OF ANNUAL CERTIFICATION

Re:
The Securitization Servicing Agreement dated as of December 1, 2007 (the “Agreement”), by and among JPMorgan Chase Bank, National Association, (the “Servicer”), Lehman Brothers Holdings Inc., as seller (the “Seller”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and acknowledged by Wells Fargo Bank, N.A., as Trustee (the “Trustee”).

I, [identify the certifying individual], the [title] of the Servicer, certify to the Trustee, the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) The Servicer has reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on the Servicer’s knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on the Servicer’s knowledge, all of the Company Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Depositor, the Master Servicer and the Trustee;

(4) Based on the Servicer’s knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

E-1

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

E-2

EXHIBIT F

TRUST AGREEMENT FOR BNC MORTGAGE LOAN TRUST 2007-4

F-1

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

Reference

	Selling	This announcement amends the guide(s) indicated.

	Servicing	Please keep it for reference until we issue a formal change.

Subject	“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring—as of the month ending March 31, 1996—servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date—for example, at the and of the first week of a month—to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President - Mortgage and Lender Standards

11/20/95

G-1

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.

Equifax
Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

G-2

EXHIBIT H

FORM OF POWER OF ATTORNEY

Record and Return to:
Paid Accounts Dept. #410
JPMorgan Chase Bank, National Association
c/o Chase Home Finance, LLC
PO Box 509011
San Diego, CA 92150-9944

LIMITED POWER OF ATTORNEY

This Limited Power of Attorney is made as of _____________ by _________________, having an office at _________________________________ (“Grantee”), in favor of JPMorgan Chase Bank, a national banking association, having an office at 10790 Rancho Bernardo Road, San Diego, CA 92127 (“Servicer”).

WHEREAS, the Servicer, Lehman Brothers Holdings Inc., Aurora Loan Services LLC and Wells Fargo Bank, N.A. (the “Trustee”) have executed and delivered a certain Securitization Servicing Agreement dated as of December 1, 2007 (the “Servicing Agreement”), pursuant to which the parties thereto agreed to certain terms governing the servicing of certain mortgage loans (“Mortgage Loans”) by the Servicer on behalf of the Trustee in connection with BNC Mortgage Loan Trust 2007-4 Mortgage Pass-Through Certificates; and

WHEREAS, the [Grantee] [Trustee] and the Servicer desire that the Grantee execute and deliver this Limited Power of Attorney in order to facilitate the servicing of the Mortgage Loans by the Servicer; and

NOW THEREFORE, the [Grantee] [Trustee] does hereby appoint, subject to and in accordance with the Servicing Agreement, the Servicer, as its attorney-in-fact, in its name, place and stead:

[DELETE THOSE PARAGRAPHS BELOW WHICH ARE NOT APPLICABLE]

[1)
To execute all documents necessary to satisfy or discharge “Mortgages” and “Mortgage Notes” (as defined in the Servicing Agreement) upon receipt of all principal, interest and other payments called for in the related documents;]

[2)
To take such actions as are necessary and appropriate to pursue, prosecute and defend foreclosures (or other comparable conversions to ownership), ejectments, evictions, bankruptcies, suits and other related matters with respect to “Mortgaged Properties” (as defined in the Servicing Agreement), in accordance with Servicing Agreement;]

[3)
To execute all deeds, deeds to secure debt, assignments, transfers, tax declarations, certificates, pledges and any other documents or instruments whatsoever which are necessary, appropriate, or required in order to transfer and assign Mortgaged Properties acquired by the [Trustee][Grantee] either by foreclosure or by deed in lieu of foreclosure [in the name of [Grantee]] and any such deed to be without recourse;]

[4)	To execute subordination agreements affecting the lien priority of the Mortgages.]

[5)	To take such further actions as are deemed necessary or desirable to service, administer and enforce the terms of said Mortgage Loans in accordance with the Servicing Agreement.]

Until a properly executed revocation of this Limited Power of Attorney is duly executed and delivered, all parties dealing with said attorney-in-fact (individually or collectively) in connection with the above described matters may fully rely upon the power and authority of said attorney-in-fact to act for and on behalf of the undersigned, and in its name, place and stead, and may accept and rely on all documents and agreements entered into by said attorney-in-fact pursuant to the powers listed herein.

As between the [Trustee] [Grantee] and the Servicer, this Limited Power of Attorney shall be effective as of [Date] and shall remain in full force and effect thereafter until a written notice of revocation hereof shall have been executed by the Grantee. The expiration or revocation of the period of agency hereunder shall in no wise affect the validity of any actions of said Attorney-In-Fact during said period. This Limited Power of Attorney is not intended to modify or expand the rights and obligations of the Servicer as set forth in the Servicing Agreement.

Nothing in this Limited Power of Attorney shall be construed to prevent the [Trustee] [Grantee] from acting on its behalf as the owner of the Mortgage Loans.

IN WITNESS WHEREOF, the Grantee has caused this Limited Power of Attorney to be signed and executed as its seal hereto affixed in its name by its proper officer thereunto duly authorized on the ______ day of _________________, 200__.

By:

Witness	Name:

Title:
Witness

State of ________________________:

County of ______________________:

On this, the _____ day of _____________, 200__, before me, a Notary Public in and for said County and State, personally appeared, ______________________, personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Notary Signature

My Commission Expires on ________________.

EXHIBIT I

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT J

TRANSACTION PARTIES

Trustee	Wells Fargo Bank, N.A.

Master Servicer	Aurora Loan Services LLC

Credit Risk Manager	Risk Management Group, LLC.

PMI Insurer(s)	Not applicable

Interest Rate Swap Counterparty	Lehman Brothers Special Financing Inc.

Servicers	JPMorgan Chase Bank, National Association

Originator	BNC Mortgage LLC

Custodian	Deutsche Bank National Trust Company

Seller	Lehman Brothers Holdings Inc.

J-1

EXHIBIT K

FORM OF ANNUAL OFFICER’S CERTIFICATE

Via Overnight Delivery

[DATE]

To:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Michele Olds
(BNC Mortgage Loan Trust 2007-4)

RE:
Annual officer’s certificate delivered pursuant to Section 5.05 of that certain securitization servicing agreement, dated as of December 1, 2007 (the “Agreement”), by and among Lehman Brothers Holdings Inc., JPMorgan Chase Bank, National Association, as servicer (the “Servicer”) and Aurora Loan Services LLC, as master servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee, relating to the issuance of the BNC Mortgage Loan Trust 2007-4 Mortgage Pass-Through Certificates

[_______], the undersigned, a duly authorized [_______] of [the Servicer][Name of Subservicer], does hereby certify the following for the [calendar year][identify other period] ending on December 31, 20[__]:

1.	A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the Depositor and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified By:

Name:
Title:

K-1

EXHIBIT L

SUBSERVICED MORTGAGE LOAN SCHEDULE

L-1